Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2025 Third Quarter Results
Blackbaud launches new AI innovation at annual bbcon conference
Charleston, S.C. (October 29, 2025) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its third quarter ended September 30, 2025.
"Innovation continues to drive our clear market leadership and a widening competitive moat," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. “As demonstrated at our recent bbcon conference in October, we continue to make significant investments in AI, empowering our customers to deepen constituent relationships, raise more money and operate more efficiently. For investors, we believe Blackbaud is a sound investment choice that has the potential to create substantial shareholder value – a belief that is supported by our strong 2025 year to date financial results. I continue to be excited about the company’s momentum in the near, mid- and long-term."
Third Quarter 2025 Results Compared to Third Quarter 2024 Results:
•GAAP total revenue was $281.1 million, down 1.9% (driven by divestiture of EVERFI) and non-GAAP organic revenue increased 5.2%.
•GAAP recurring revenue was $275.8 million, down 1.5% (driven by divestiture of EVERFI) and represented 98.1% of total revenue. Non-GAAP organic recurring revenue increased 5.5%.
•GAAP income from operations was $54.6 million, with GAAP operating margin of 19.4%, an increase of 500 basis points.
•Non-GAAP income from operations was $84.0 million, with non-GAAP operating margin of 29.9%, an increase of 240 basis points.
•GAAP net income was $47.5 million, with GAAP diluted earnings per share of $0.98, up $0.63 per share.
•Non-GAAP net income was $53.2 million, with non-GAAP diluted earnings per share of $1.10, up $0.11 per share.
•Non-GAAP adjusted EBITDA was $99.7 million, up $4.6 million, with non-GAAP adjusted EBITDA margin of 35.4%, an increase of 220 basis points.
•Rule of 40 score of 40.6%.
•GAAP net cash provided by operating activities was $139.2 million, an increase of $35.3 million, with GAAP operating cash flow margin of 49.5%, an increase of 1,320 basis points.
•Non-GAAP free cash flow was $123.2 million, an increase of $34.9 million, with non-GAAP free cash flow margin of 43.8%, an increase of 1,300 basis points.
•Non-GAAP adjusted free cash flow was $125.1 million, an increase of $27.5 million, with non-GAAP adjusted free cash flow margin of 44.5%, an increase of 1,040 basis points.
"Blackbaud continues to be well-positioned for long-term success," said Chad Anderson, executive vice president and CFO, Blackbaud. “These strong results reflect our execution discipline and ongoing productivity improvements. We remain committed to providing investors an attractive financial model balanced across growth in revenues, earnings, and cash flows along with a prudent and purposeful capital allocation strategy. Year to date we have repurchased more than 5% of our common stock outstanding while also reducing our leverage ratio from 2.9x in Q1 to 2.4x in Q3. We have a lot to be proud of and a lot more to look forward to in Q4 2025 and beyond."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•At bbcon 2025, Blackbaud announced a massive array of new embedded AI capabilities coming to its product portfolio and revealed its vision for a new era of intelligent action.
•Blackbaud announced major updates for Blackbaud Impact Edge, delivering smarter AI capabilities, enhanced analytics and measurement, and unparalleled data insights.
•Blackbaud hosted its annual showcase for its Social Good Startup Program at the Charleston headquarters.
•Blackbaud’s was named #20 on Fast Company’s 2025 Fast Company’s list of the 2025 Best Workplaces for Innovators.
•Blackbaud launched its 2025 Ultimate End-of-Year Fundraising Toolkit, a comprehensive resource designed to help organizations power end-of-year fundraising success.
•Blackbaud Institute published a new report in partnership with GivingTuesday, which examines the unique long-term impact of GivingTuesday donors and provides strategies for nonprofits to strengthen year-round engagement.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reiterated its 2025 full year financial guidance for revenue, adjusted EBITDA margin and earnings per share and raised guidance for adjusted free cash flow:
•GAAP revenue of $1.120 billion to $1.130 billion
•Non-GAAP adjusted EBITDA margin of 35.4% to 36.2%
•Non-GAAP diluted earnings per share of $4.30 to $4.50
•Non-GAAP adjusted free cash flow of $195 million to $205 million
Included in its 2025 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $66 million to $70 million
•Fully diluted shares for the year are expected to be approximately 48.5 million to 49.5 million
•Capital expenditures for the year are expected to be approximately $55 million to $65 million, including approximately $50 million to $60 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

PRESS RELEASE
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of September 30, 2025, Blackbaud had approximately $514 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024. Based on our current plans, we expect total repurchases during 2025 to represent between 5.2% and 7.0% of our outstanding common stock as of December 31, 2024.
Financial Statement Presentation
Reclassifications
Our revenue from "recurring" and "one-time services and other" have been combined within "revenue" beginning in 2025 due to the immateriality of our one-time services and other revenue. In order to provide comparability between periods presented, our “recurring“ and “one-time services and other" revenue lines have been combined within “revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period. Similarly, "cost of recurring" and "cost of one-time services and other" have been combined within "cost of revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period.
Revision of Prior Period Financial Statements
The Company identified a prior period noncash error related to the previously recorded valuation allowance in accounting for income taxes. The correction of this error decreased our income tax benefit by $15.5 million with a corresponding increase to GAAP net loss for the year ended December 31, 2024, and increased the deferred tax liability by $15.5 million in our consolidated balance sheets as of December 31, 2024, March 31, 2025, and June 30, 2025. We concluded that the error was not material to any of the prior reporting periods and, therefore, amendments of previously filed reports were not required. However, the effect of correcting the error in the current period would have been material to the consolidated financial statements for the three and nine months ended September 30, 2025, and the year ending December 31, 2025. Accordingly, the correction of this error, along with other immaterial prior period errors, has been reflected as a revision to the applicable prior periods in the financial information presented herein and will be reflected in future filings that include such periods. As part of this press release, the Company has included comparative financial statement tables showing “as reported” versus “as revised” amounts. The revisions for these corrections to the applicable prior periods will be reflected in the Company’s Quarterly Report on Form 10-Q for the third quarter of 2025.

PRESS RELEASE
Conference Call Details
What:    Blackbaud's 2025 Third Quarter Conference Call
When:    October 29, 2025
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; Security Incident-related costs; and impairment and disposition charges.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	September 30, 2025	December 31, 2024(1)
Assets
Current assets:
Cash and cash equivalents	$38,255	$67,628
Restricted cash	419,185	741,884
Accounts receivable, net of allowance of $6,196 and $5,228 at September 30, 2025 and December 31, 2024, respectively	82,561	83,539
Customer funds receivable	3,996	1,970
Prepaid expenses and other current assets	94,838	81,572
Total current assets	638,835	976,593
Property and equipment, net	85,332	91,926
Operating lease right-of-use assets	4,931	26,554
Software development costs, net	154,074	148,319
Goodwill	1,056,656	1,052,506
Intangible assets, net	112,697	132,881
Other assets	51,916	67,221
Total assets	$2,104,441	$2,496,000
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$48,761	$50,810
Accrued expenses and other current liabilities	53,049	76,484
Due to customers	421,820	742,340
Debt, current portion	22,613	23,875
Deferred revenue, current portion	383,138	358,546
Total current liabilities	929,381	1,252,055
Debt, net of current portion	1,042,005	1,051,110
Deferred tax liability	9,246	24,999
Deferred revenue, net of current portion	1,773	2,015
Operating lease liabilities, net of current portion	5,030	34,186
Other liabilities	8,816	4,796
Total liabilities	1,996,251	2,369,161
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 72,295,494 and 70,943,373 shares issued at September 30, 2025 and December 31, 2024, respectively; 48,057,972 and 49,245,588 shares outstanding at September 30, 2025 and December 31, 2024, respectively	72	71
Additional paid-in capital	1,369,807	1,291,442
Treasury stock, at cost; 24,237,522 and 21,697,785 shares at September 30, 2025 and December 31, 2024, respectively	(1,231,316)	(1,060,348)
Accumulated other comprehensive loss	(9,198)	(4,869)
Accumulated deficit	(21,175)	(99,457)
Total stockholders’ equity	108,190	126,839
Total liabilities and stockholders’ equity	$2,104,441	$2,496,000
(1)We have revised certain amounts in the December 31, 2024 unaudited condensed consolidated balance sheet. See Revision of Prior Period Financial Statements in this press release.

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2025	2024(1)	2025(1)	2024(1)
Revenue	$281,143	$286,598	$833,109	$852,511
Cost of revenue	113,653	129,290	342,101	383,615
Gross profit	167,490	157,308	491,008	468,896
Operating expenses
Sales, marketing and customer success	44,105	49,808	132,795	147,400
Research and development	37,198	37,916	104,352	116,045
General and administrative	31,044	27,519	120,579	106,842
Amortization of intangible assets	570	918	1,670	2,724
Total operating expenses	112,917	116,161	359,396	373,011
Income from operations	54,573	41,147	131,612	95,885
Interest expense	(16,774)	(14,140)	(52,130)	(40,131)
Other income, net	3,245	2,997	6,468	9,654
Income before (benefit) provision for income taxes	41,044	30,004	85,950	65,408
Income tax (benefit) provision	(6,448)	11,714	7,668	18,568
Net income	$47,492	$18,290	$78,282	$46,840
Earnings per share
Basic	$1.00	$0.36	$1.63	$0.92
Diluted	$0.98	$0.35	$1.61	$0.90
Common shares and equivalents outstanding
Basic weighted average shares	47,680,002	50,409,292	47,961,631	51,067,255
Diluted weighted average shares	48,498,285	51,632,569	48,634,027	52,107,147
Other comprehensive loss
Foreign currency translation adjustment	$(2,285)	$6,463	$8,298	$5,617
Unrealized loss on derivative instruments, net of tax	(622)	(13,525)	(12,628)	(10,816)
Total other comprehensive loss	(2,907)	(7,062)	(4,330)	(5,199)
Comprehensive income	$44,585	$11,228	$73,952	$41,641
(1)We have revised certain amounts in the unaudited condensed consolidated statements of comprehensive income for the nine months ended September 30, 2025, and the three and nine months ended September 30, 2024. See Revision of Prior Period Financial Statements in this press release.

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2025(1)	2024(1)
Cash flows from operating activities
Net income	$78,282	$46,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,652	91,618
Provision for credit losses and sales returns	3,788	1,721
Stock-based compensation expense	71,079	76,430
Deferred taxes	(16,682)	(21,776)
Amortization of deferred financing costs and discount	1,940	1,786
Loss on disposition of businesses	—	1,561
Other non-cash adjustments	(5,180)	2,462
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(2,422)	918
Prepaid expenses and other assets	(9,708)	(934)
Trade accounts payable	(3,233)	18,322
Accrued expenses and other liabilities	2,033	(16,089)
Deferred revenue	22,991	19,527
Net cash provided by operating activities	207,540	222,386
Cash flows from investing activities
Purchase of property and equipment	(4,805)	(7,235)
Capitalized software development costs	(40,268)	(42,882)
Cash used in disposition of business	(12,235)	(1,179)
Other investing activities	—	(5,029)
Net cash used in investing activities	(57,308)	(56,325)
Cash flows from financing activities
Proceeds from issuance of debt	307,000	1,303,400
Payments on debt	(316,922)	(1,080,192)
Debt issuance costs	—	(6,458)
Employee taxes paid for withheld shares upon equity award settlement	(39,669)	(55,950)
Change in due to customers	(323,467)	(263,732)
Change in customer funds receivable	(1,676)	(6,777)
Purchase of treasury stock, including excise tax payments	(133,338)	(325,408)
Net cash used in financing activities	(508,072)	(435,117)
Effect of exchange rate on cash, cash equivalents and restricted cash	5,768	3,527
Net decrease in cash, cash equivalents and restricted cash	(352,072)	(265,529)
Cash, cash equivalents and restricted cash, beginning of period	809,512	728,257
Cash, cash equivalents and restricted cash, end of period	$457,440	$462,728
(1)We have revised certain amounts in the unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2025 and 2024. See Revision of Prior Period Financial Statements in this press release.

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$38,255	$67,628
Restricted cash	419,185	741,884
Total cash, cash equivalents and restricted cash in the statement of cash flows	$457,440	$809,512

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2025	2024(1)	2025(1)	2024(1)
GAAP Revenue	$281,143	$286,598	$833,109	$852,511

GAAP gross profit	$167,490	$157,308	$491,008	$468,896
GAAP gross margin	59.6%	54.9%	58.9%	55.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,850	2,948	8,798	10,066
Add: Amortization of intangibles from business combinations	6,811	14,667	20,883	43,969
Add: Employee severance	(18)	—	284	—
Subtotal	9,643	17,615	29,965	54,035
Non-GAAP gross profit	$177,133	$174,923	$520,973	$522,931
Non-GAAP gross margin	63.0%	61.0%	62.5%	61.3%

GAAP income from operations	$54,573	$41,147	$131,612	$95,885
GAAP operating margin	19.4%	14.4%	15.8%	11.2%
Non-GAAP adjustments:
Add: Stock-based compensation expense	21,657	21,125	71,079	76,430
Add: Amortization of intangibles from business combinations	7,381	15,585	22,553	46,693
Add: Employee severance	(242)	—	1,905	—
Add: Acquisition and disposition-related costs(2)	383	246	25,779	4,899
Add: Security Incident-related costs(3)	247	637	2,822	12,782
Subtotal	29,426	37,593	124,138	140,804
Non-GAAP income from operations	$83,999	$78,740	$255,750	$236,689
Non-GAAP operating margin	29.9%	27.5%	30.7%	27.8%

GAAP income before (benefit) provision for income taxes	$41,044	$30,004	$85,950	$65,408
GAAP net income	$47,492	$18,290	$78,282	$46,840

Shares used in computing GAAP diluted earnings per share	48,498,285	51,632,569	48,634,027	52,107,147
GAAP diluted earnings per share	$0.98	$0.35	$1.61	$0.90

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(6,448)	11,714	7,668	18,568
Add: Total non-GAAP adjustments affecting income from operations	29,426	37,593	124,138	140,804
Non-GAAP income before provision for income taxes	70,470	67,597	210,088	206,212
Assumed non-GAAP income tax provision(4)	17,265	16,561	51,472	50,522
Non-GAAP net income	$53,205	$51,036	$158,616	$155,690

Shares used in computing non-GAAP diluted earnings per share	48,498,285	51,632,569	48,634,027	52,107,147
Non-GAAP diluted earnings per share	$1.10	$0.99	$3.26	$2.99
(1)We have revised certain amounts in the unaudited reconciliation of GAAP to non-GAAP financial measures for the nine months ended September 30, 2025, and the three and nine months ended September 30, 2024. See Revision of Prior Period Financial Statements in this press release.
(2)Includes charges of $24.3 million incurred during the nine months ended September 30, 2025 related to the release from our lease for office space in Washington, DC (which was acquired as part of our acquisition of EVERFI in December 2021).
(3)Includes Security Incident-related costs incurred during the three months ended September 30, 2025 and 2024 which were insignificant for on-going legal fees, during the nine months ended September 30, 2025 of $2.8 million, which included approximately $1.1 million in recorded accruals for loss contingencies and during the nine months ended September 30, 2024 of $12.8 million, which included approximately $6.8 million in recorded accruals for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. As of September 30, 2025, we do not have any recorded liabilities for loss contingencies related to the Security Incident.
(4)We apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2025	2024(1)	2025(1)	2024(1)
GAAP revenue	$281,143	$286,598	$833,109	$852,511
GAAP revenue growth	(1.9)%		(2.3)%
Less: Non-GAAP revenue from divested businesses(2)	—	(19,304)	—	(66,469)
Non-GAAP organic revenue(3)	$281,143	$267,294	$833,109	$786,042
Non-GAAP organic revenue growth	5.2%		6.0%

Non-GAAP organic revenue(3)	$281,143	$267,294	$833,109	$786,042
Foreign currency impact on non-GAAP organic revenue(4)	(964)	—	(2,576)	—
Non-GAAP organic revenue on constant currency basis(4)	$280,179	$267,294	$830,533	$786,042
Non-GAAP organic revenue growth on constant currency basis	4.8%		5.7%

GAAP recurring revenue	$275,802	$279,889	$815,406	$832,160
GAAP recurring revenue growth	(1.5)%		(2.0)%
Less: Non-GAAP recurring revenue from divested businesses(2)	—	(18,435)	—	(63,907)
Non-GAAP organic recurring revenue(3)	$275,802	$261,454	$815,406	$768,253
Non-GAAP organic recurring revenue growth	5.5%		6.1%

Non-GAAP organic recurring revenue(2)	$275,802	$261,454	$815,406	$768,253
Foreign currency impact on non-GAAP organic recurring revenue(4)	(955)	—	(2,572)	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$274,847	$261,454	$812,834	$768,253
Non-GAAP organic recurring revenue growth on constant currency basis	5.1%		5.8%
(1)We have revised certain amounts in the unaudited reconciliation of GAAP to non-GAAP financial measures for the nine months ended September 30, 2025, and the three and nine months ended September 30, 2024. See Revision of Prior Period Financial Statements in this press release.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

(dollars in thousands)	Nine months ended September 30,
	2025	2024
GAAP net cash provided by operating activities	$207,540	$222,386
GAAP operating cash flow margin	24.9%	26.1%
Non-GAAP adjustments:
Less: purchase of property and equipment	(4,805)	(7,235)
Less: capitalized software development costs	(40,268)	(42,882)
Non-GAAP free cash flow	$162,467	$172,269
Non-GAAP free cash flow margin	19.5%	20.2%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	4,300	15,081
Non-GAAP adjusted free cash flow	$166,767	$187,350
Non-GAAP adjusted free cash flow margin	20.0%	22.0%

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2025	2024(1)	2025(1)	2024(1)
GAAP net income	$47,492	$18,290	$78,282	$46,840
Non-GAAP adjustments:
Add: Interest, net	14,403	11,022	46,136	32,150
Add: GAAP income tax (benefit) provision	(6,448)	11,714	7,668	18,568
Add: Depreciation	2,181	3,293	7,823	9,621
Add: Amortization of intangibles from business combinations	7,381	15,585	22,553	46,693
Add: Amortization of software development costs(2)	12,605	13,186	36,781	37,915
Subtotal	30,122	54,800	120,961	144,947
Non-GAAP EBITDA	$77,614	$73,090	$199,243	$191,787
Non-GAAP EBITDA margin(3)	27.6%		23.9%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$21,657	$21,125	$71,079	$76,430
Add: Employee severance	(242)	—	1,905	—
Add: Acquisition and disposition-related costs(4)	383	246	25,779	4,899
Add: Security Incident-related costs(4)	247	637	2,822	12,782
Subtotal	22,045	22,008	101,585	94,111
Non-GAAP adjusted EBITDA	$99,659	$95,098	$300,828	$285,898
Non-GAAP adjusted EBITDA margin(5)	35.4%		36.1%

Rule of 40(6)	40.6%		42.1%

Non-GAAP adjusted EBITDA	$99,659	$95,098	$300,828	$285,898
Foreign currency impact on Non-GAAP adjusted EBITDA(7)	(512)	(556)	(1,403)	(1,059)
Non-GAAP adjusted EBITDA on constant currency basis(7)	$99,147	$94,542	$299,425	$284,839
Non-GAAP adjusted EBITDA margin on constant currency basis	35.4%		36.1%

Rule of 40 on constant currency basis(8)	40.2%		41.8%
(1)We have revised certain amounts in the unaudited reconciliation of GAAP to non-GAAP financial measures for the nine months ended September 30, 2025, and the three and nine months ended September 30, 2024. See Revision of Prior Period Financial Statements in this press release.
(2)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(3)Measured by GAAP revenue divided by non-GAAP EBITDA.
(4)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(5)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(6)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(7)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(8)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Revised Historical Financial Information
(Unaudited)
Revised consolidated balance sheet

(dollars in millions)	As of December 31, 2024
	As reported	Adjustment	As revised
Prepaid expenses and other current assets	$81.3	$0.3	$81.6
Total current assets	976.3	0.3	976.6
Total assets	2,495.7	0.3	2,496.0
Accrued expenses and other current liabilities	75.5	0.9	76.5
Deferred revenue, current portion	359.5	(1.0)	358.5
Total current liabilities	1,252.1	—	1,252.1
Deferred tax liability	9.5	15.5	25.0
Total noncurrent liabilities	1,101.6	15.5	1,117.1
Total liabilities	2,353.7	15.4	2,369.2
Accumulated deficit	(84.3)	(15.2)	(99.5)
Total stockholders' equity	142.0	(15.2)	126.8
Total liabilities and stockholders’ equity	2,495.7	0.3	2,496.0

Revised consolidated statements of comprehensive income

(dollars in millions, except per share amounts)	Three months ended March 31, 2024			Three months ended June 30, 2024			Three months ended September 30, 2024
	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$279.3	$(0.7)	$278.6	$287.3	$0.1	$287.3	$286.7	$(0.1)	$286.6
Cost of revenue	126.2	1.7	127.9	124.7	1.7	126.4	127.5	1.8	129.3
Gross profit	153.0	(2.3)	150.7	162.6	(1.7)	160.9	159.2	(1.9)	157.3
Sales, marketing and customer success	50.9	(0.5)	50.4	47.1	0.1	47.2	49.5	0.4	49.8
Research and development	42.8	(2.1)	40.7	39.1	(1.7)	37.4	39.4	(1.5)	37.9
General and administrative	47.8	(2.4)	45.4	33.4	0.5	34.0	25.6	1.9	27.5
Total operating expenses	142.3	(5.0)	137.4	120.5	(1.0)	119.5	115.4	0.8	116.2
Income from operations	10.7	2.6	13.3	42.1	(0.7)	41.4	43.8	(2.7)	41.1
Income before provision (benefit) for income taxes	3.8	2.6	6.4	29.7	(0.7)	29.0	32.7	(2.7)	30.0
Income tax (benefit) provision	(1.5)	0.6	(0.9)	7.9	(0.1)	7.8	12.1	(0.4)	11.7
Net income	5.2	2.1	7.3	21.8	(0.6)	21.2	20.5	(2.3)	18.3
Earnings per share
Basic	0.10	0.04	0.14	0.43	(0.01)	0.42	0.41	(0.05)	0.36
Diluted	0.10	0.04	0.14	0.42	(0.01)	0.41	0.40	(0.05)	0.35
Comprehensive income	8.2	2.1	10.2	20.8	(0.6)	20.2	13.5	(2.3)	11.2

(dollars in millions, except per share amounts)	Three months ended March 31, 2025			Three months ended June 30, 2025
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$270.7	$(0.7)	$269.9	$281.4	$0.6	$282.0
Gross profit	155.8	(0.7)	155.1	167.7	0.6	168.4
Income from operations	20.4	(0.7)	19.7	56.7	0.6	57.3
Income before provision for income taxes	5.6	(0.7)	4.9	39.4	0.6	40.0
Income tax provision	0.7	(0.2)	0.5	13.4	0.2	13.6
Net income	4.9	(0.5)	4.3	26.0	0.5	26.5
Earnings per share
Basic	0.10	(0.01)	0.09	0.54	0.01	0.55
Diluted	0.10	(0.01)	0.09	0.54	0.01	0.55
Comprehensive income	1.4	(0.5)	0.9	28.0	0.5	28.5

Blackbaud, Inc.
Revised Historical Financial Information
(Unaudited)
Revised consolidated statements of cash flows

(dollars in millions)	Three months ended March 31, 2024			Six months ended June 30, 2024			Nine months ended September 30, 2024
	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Cash flows from operating activities
Net income	$5.2	$2.1	$7.3	$27.1	$1.5	$28.6	$47.6	$(0.8)	$46.8
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	33.6	(3.3)	30.3	57.9	(2.6)	55.3	76.4	—	76.4
Deferred taxes	(12.2)	0.6	(11.7)	(18.8)	0.4	(18.4)	(21.8)	—	(21.8)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Prepaid expenses and other assets	(3.3)	—	(3.2)	(2.5)	—	(2.5)	(0.9)	(0.1)	(0.9)
Trade accounts payable	23.1	0.7	23.8	19.1	—	19.1	18.3	—	18.3
Accrued expenses and other liabilities	7.9	0.2	8.1	(13.6)	0.2	(13.4)	(16.4)	0.3	(16.1)
Deferred revenue	(25.8)	0.5	(25.4)	36.2	0.4	36.6	19.0	0.5	19.5
Net cash provided by operating activities	64.6	0.7	65.3	118.4	—	118.4	222.4	—	222.4
Cash flows from investing activities
Purchase of property and equipment	(0.3)	(0.7)	(1.0)	(6.1)	—	(6.1)	(7.2)	—	(7.2)
Net cash used in investing activities	(14.5)	(0.7)	(15.2)	(40.7)	—	(40.7)	(56.3)	—	(56.3)

(dollars in millions)	Three months ended March 31, 2025			Six months ended June 30, 2025
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Cash flows from operating activities
Net income	$4.9	$(0.5)	$4.3	$30.8	$(0.1)	$30.8
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses and sales returns	0.8	—	0.8	3.8	(0.8)	3.0
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Prepaid expenses and other assets	(5.3)	0.1	(5.2)	(8.9)	—	(9.0)
Accrued expenses and other liabilities	(8.2)	0.1	(8.1)	(10.2)	0.3	(9.9)
Deferred revenue	(29.8)	0.3	(29.4)	38.2	0.6	38.8
Net cash provided by operating activities	1.4	—	1.4	68.3	—	68.3